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                                                                      Exhibit 12


                          TEXTRON FINANCIAL CORPORATION
    STATEMENT SETTING FORTH COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                                                                         THREE MONTHS ENDED
                                                                           MARCH 31, 2003
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Income before income taxes and distributions on preferred securities .       $23,875
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Fixed Charges:

Interest on debt .....................................................        45,294

Estimated interest portion of rents ..................................           787
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Total fixed charges ..................................................        46,081
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Adjusted Income ......................................................        69,956

Ratio of earnings to fixed charges (1) ...............................         1.52x
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      (1) The ratio of earnings to fixed charges has been computed by dividing income before income taxes and distributions on preferred securities and fixed charges by fixed charges. Fixed charges consist of interest on debt and one-third rental expense as representative of interest portion of rentals.